UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:	December 15, 2008
(Date of earliest event reported):	December 15, 2008

Commission File No. 0-10587

FULTON FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2195389
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
One Penn Square Lancaster, Pennsylvania	17602
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 717-291-2411

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.04: Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

As a result of the merger of the Resource Bank Stock and 401(k) Savings Plan (the “Resource Plan”) with and into the Fulton Financial Corporation 401(k) Retirement Plan, starting January 2, 2009 and ending January 26, 2009, participants in the Resource Plan will have a blackout period during which they will be temporarily unable to direct or diversify investments in their individual accounts, including investments in Fulton Financial Corporation common stock, or obtain distributions from the Resource Plan. Notice of this blackout period was sent to all participants or beneficiaries under the Resource Plan.

In addition, in connection with Fulton Financial Advisors, N.A. becoming the trustee and recordkeeper for The Columbia Bank 401(k) Plan & Trust (the “Columbia Plan”), participants in the Columbia Plan will have a blackout period during which they will be temporarily unable to direct or diversify investments in their individual accounts, including investments in Fulton Financial Corporation common stock, or obtain distributions or loans from the Columbia Plan, starting December 30, 2008 and ending the week of February 15, 2009. Notice of this blackout period was sent to all participants or beneficiaries under the Columbia Plan.

A participant in the Resource Plan or Columbia Plan, a security holder or other interested person may obtain, without charge, information regarding the blackout periods, including the actual ending date of the blackout periods. Information may be obtained before, during and for at least two years after the relevant blackout period from Louis Yoka, Senior Vice President and Manager Compensation and Benefits, by any of the following methods:

Mail — Fulton Financial Corporation, P.O. Box 4887, Lancaster, Pennsylvania 17604-4887; Attn: Human Resources

Phone — (717) 291-2411

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 15, 2008	FULTON FINANCIAL CORPORATION By: _/s/Charles J. Nugent_________ Charles J. Nugent Senior Executive Vice President and Chief Financial Officer